Exhibit 5.1

Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
+1 215 994 4000 Main
+1 215 994-2222 Fax
www.dechert.com

March 14, 2007

MWI Veterinary Supply, Inc.

6515 S. Stratford Drive

Suite 100

Meridian, ID   83642

Ladies and Gentleman:

We have acted as counsel to MWI Veterinary Supply, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 filed on March 5, 2007, as amended (the “Registration Statement”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuances from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to (i) 1,000,000 shares (the “Primary Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) to be issued by the Company from time to time and (ii) 2,877,795 shares of Common Stock held by the selling stockholders listed in the Registration Statement under the caption “Selling Stockholders” (the “Secondary Shares,” and, together with the Primary Shares, the “Registered Shares”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Registered Shares.

In rendering the opinion expressed below, we have examined originals, or copies otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company and (iii) the Registration Statement.  As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements of officers and representations of the Company.  In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies

Based upon and subject to the foregoing, we are of the opinion that when the  Primary Shares are issued and when the Registered Shares are delivered and paid for in accordance with the terms of the prospectus, prospectus supplements and agreements governing the issuance of the Primary Shares of the kind described in the prospectus and prospectus supplements (the “Agreements”), the Primary Shares will be, and the Secondary Shares are, validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following assumptions:

(a) at least par value will be paid for the Registered Shares;

(b) the execution and delivery of the Agreements and the issuance of the Primary Shares governed thereby are duly authorized and approved by all necessary corporate action on the part of the Company;

(c) the Registration Statement and any required post-effective amendments thereto and the prospectus contained therein and any and all prospectus supplements required by applicable law have all become effective under the Securities Act and comply with all applicable laws and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect, in each case, at the time the Registered Shares are offered or issued as contemplated by the Registration Statement; and

(d) the Primary Shares have been issued and the Registered Shares have been sold in compliance with all applicable federal and state securities law and in the manner contemplated by the Registration Statement.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement

The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion concerning the laws of any other jurisdiction. As used herein, the “Delaware General Corporation Law” includes the statutory provisions contained therein and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP